UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 McCormick Drive, Suite 300 Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 362-7202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HRTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 26, 2021, Heritage Insurance Holdings, Inc. (“Heritage”) issued a press release announcing that it placed its 2021-2022 catastrophe reinsurance program for its statutory insurance subsidiaries, including Heritage Property Casualty Insurance Company, Narragansett Bay Insurance Company, and Zephyr Insurance Company.

Key points of the 2021-2022 catastrophe reinsurance program include:

•	Total cost to Heritage of approximately $312 million, accounting for 28% of March 31, 2021 premiums-in-force.

•	First event reinsurance tower exhaustion point of $1.4 billion and total limit of $2.5 billion in the southeast.

•	$640 million of private market layers automatically reinstate, all of which are prepaid and included in the cost above.

•	First event loss retention in the southeast and Hawaii of $32.0 million and $20.7 million in the northeast.

•	Florida Hurricane Catastrophe Fund participation of 90%.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished as part of this Current Report on Form 8-K.

No.	Exhibit

99.1	Press Release dated May 26, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Date: May 26, 2021	By:	/s/ Kirk Lusk
Kirk Lusk Chief Financial Officer

3